UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 3, 2012

Laredo Oil, Inc.
(Exact Name of Registrant as Specified in Charter) Delaware
(State or Other Jurisdiction of Incorporation)

333-153168	26-2435874
(Commission File Number)	(IRS Employer Identification No.)

111 Congress Avenue, Suite 400 Austin, Texas	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 961-3801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On August 3, 2012, Michael H. Price joined the Laredo Oil, Inc. Board of Directors bringing the number of directors to five.

Mr. Price is an independent director and was not elected to the Board pursuant to any arrangement or understanding with any other person, and there are no reportable transactions under Item 404(a) of Regulation S-K as a result of his appointment.

The compensation for each independent director, including Mr. Price, is as follows:  quarterly cash payments of $12,500 payable mid-quarter in arrears; 500,000 shares of restricted common stock vesting in equal annual installments over three years, all reasonable expenses associated with attendance at Board meetings and for legal expenses associated with any special committee work.

Set forth below is certain biographical information regarding Mr. Price.

MICHAEL H. PRICE, age 63, is has 38 years of senior financial and petroleum experience in the global oil and gas industry.  He has been a principal in Octagon Energy Advisors, a Houston based energy investment advisory firm, from 2002 to the present.  The firm advises financial institutions and institutional investors participating in energy investments.  Since 2008, he has been a Director at ING Capital which provides debt financing to domestic exploration and production companies.   From 1998 through 2002, Mr. Price was the Chief Financial Officer of Forman Petroleum Corporation.  Before that, Mr. Price was Managing Director at Chase Manhattan Bank for fifteen years, and was in charge of technical support for Chase’s worldwide energy merchant banking activities.  In his early career, he worked as a consulting principal on domestic petroleum engineering and landowner matters, and gained extensive international experience working with major oil companies in a variety of operating positions.  He holds a BS and MS from Illinois Institute of Technology, a MBA from the University of Chicago, a M.Sc. from the London School of Economics, and a MS in Petroleum Engineering from Tulane University.

Item 8.01. Other Events.

On August 6, 2012 the Company issued a press release announcing the appointment of Mr. Price.  A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 6, 2012 announcing that Laredo Oil, Inc. Names Michael H. Price to Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAREDO OIL, INC.

Date: August 8, 2012	By:	/s/ Bradley E. Sparks
Bradley E. Sparks
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 6, 2012 announcing Laredo Oil, Inc. Names Michael H. Price to Board